Exhibit 99.1

NEWS RELEASE

For more information contact:
Joe Bedewi
Chief Financial Officer
Lattice Semiconductor Corporation
503-268-8000

David Pasquale
Global IR Partners
914-337-8801
lscc@globalirpartners.com

LATTICE SEMICONDUCTOR REPORTS THIRD QUARTER 2015 RESULTS

Third Quarter 2015 Financial Highlights*:

•	Revenue of $109.7 million on a GAAP basis and $110.1 million on a non-GAAP basis.

•	Net loss of $24.9 million or $0.21 per basic and diluted share on a GAAP basis, and a net loss of $5.2 million or $0.04 per basic and diluted share on a non-GAAP basis

•	Operating Expenses of $77.8 million on a GAAP basis and $57.6 million on a non-GAAP basis.

•	Gross margin of 54.5% on a GAAP basis and 55.7% on a non-GAAP basis.
* For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

PORTLAND, OR - October 29, 2015 - Lattice Semiconductor Corporation (NASDAQ: LSCC), the global leader in smart connectivity solutions, announced financial results today for the fiscal third quarter ended October 3, 2015.
The Company reported revenues on a GAAP basis for the third quarter of 2015 of $109.7 million, which was up 3.1% sequentially, as compared to the second quarter 2015 revenue of $106.5 million, and was up 26.7%, as compared to the third quarter 2014 revenue of $86.6 million. Revenue for the third quarter of 2015 was $110.1 million on a non-GAAP basis. Gross margin on a GAAP basis was 54.5% for the third quarter of 2015, as compared to second quarter of 2015 gross margin of 54.6% and 58.7% for the third quarter of 2014. Gross margin for the third quarter of 2015 was 55.7% on a non-GAAP basis. Total operating expenses for the third quarter of 2015 were $57.6 million on a non-GAAP basis.
Net loss for the third quarter on a GAAP basis was $24.9 million ($0.21 per basic and diluted share), and a net loss on a non-GAAP basis of $5.2 million ($0.04 per basic and diluted share) for the third quarter of 2015. GAAP results for the third quarter of 2015 reflect $6.8 million in restructuring costs, $0.6 million in acquisition related charges, a $0.3 million tax provision, $8.9 million in amortization of acquired intangible assets and $4.2 million in stock-based compensation expense. This compares to a net loss on a GAAP basis in the prior quarter of $35.7 million ($0.30 per basic and diluted share), with a net loss on a non-GAAP basis of $8.6 million ($0.07 per basic and diluted share), and compares to net income on a GAAP basis in the year ago period of $9.4 million ($0.08 per basic and diluted share), or $14.0 million ($0.12 per basic and diluted share) on a non-GAAP basis. GAAP results for the second quarter of 2015 reflect $4.1 million in restructuring costs, $3.3 million in acquisition related charges, a $4.1 million tax provision, $8.9 million in amortization of acquired intangible assets and $5.0 million in stock-based compensation expense.

Darin G. Billerbeck, President and Chief Executive Officer, said, "Results for the third quarter were inline with expectations as our customers faced headwinds worldwide. This quarter we took the proactive opportunity to resize our company resources in order to more efficiently deliver leading edge products and solutions to our core markets, while better enabling us to meet our financial goals. We made solid progress on delivering new and innovative solutions in our iCE, X03, HDMI, ECP5, and mmWave product families. We continue to be focused on driving our design win pipeline and we are confident we will emerge even stronger when macro conditions improve. Lowering our cost structure, delivering more world-class products to customers, and winning design opportunities continue to be the keys to improved profitability and increased shareholder value.”

Joe Bedewi, Corporate Vice President and Chief Financial Officer, added, "Total operating expenses were $57.6 million on a non-GAAP basis for the third quarter, which compares to our guidance of approximately $60 million plus or minus 2% on a non-GAAP basis. We increased our actioned synergies to approximately $49 million, which exceeds our upwardly revised target of $42 million. This synergy amount reflects only the value we identified related to the acquisition of Silicon Image earlier this year. This figure does not include the additional incremental savings that will result from the recent action taken to balance our infrastructure.”

Recent Business Highlights

•
Expands superMHL™ and HDMI® Video Solutions for Tomorrow’s Living Room: Lattice’s new SiI9398 receiver and SiI9630 transmitter can deliver 8K 60fps with 12-bit color utilizing multi-lane superMHL technology. They also support the HDMI 2.0 specification at full 18Gbps. Both chips offer key features such as High Dynamic Range (HDR) and an expanded color gamut to deliver true-to-life picture quality from set-top boxes (STBs), game consoles, and media players to TVs and monitors over a single, reversible cable.

•
New 60GHz WirelessHD Modules: Lattice’s SiBEAM announced new WirelessHD MOD6320-T transmitter and MOD6321-R receiver modules that operate over the 60GHz millimeter wave frequency band. Based on production-proven WirelessHD chipsets already shipping in consumer electronic devices, the modules deliver visually lossless 1080p video streams at up to 60 frames per second and are an ideal video cable replacement solution in medical or industrial operating environments where cables are safety hazards.

•
Launches ECP5 Versa Development Kit: Lattice’s ECP5 development kit is helping customers accelerate prototyping and testing of connectivity designs targeted for small cells, microserver, broadband access, and industrial video applications worldwide. The ECP5 family’s low power consumption, small form factor and low cost make it an ideal connectivity solution and enables design engineers to rapidly add features and functions that complement those delivered by ASICs and ASSPs, reducing development risk and accelerating time-to-market. ECP5 devices have proven to be an ideal companion chip for ASICs and ASSPs.

•
Expands USB Type-C Product Family With Cost-Optimized, Low-Power Solutions: Lattice expanded its USB Type-C product family with the introduction of its latest SiI7012, SiI7013 and SiI7014 port controllers. Lattice devices deliver space, cost and power efficient designs that provide flexibility, enabling rapid adoption for manufacturers transitioning to the latest USB Type-C interfaces. These three new designs join Lattice’s existing USB Type-C port controllers to deliver a comprehensive product portfolio.

•
Releases World's First superMHL Solutions for USB Type-C: Lattice announced the world’s first superMHL™ products for USB Type-C to deliver 4K 60fps RGB/4:4:4 video with concurrent USB 3.1 Gen 1 or Gen 2 data. The SiI8630 and SiI9396 are a low-power superMHL transmitter and receiver pair that can deliver and receive 4K 60fps over a single lane, enabling a PC experience with USB Type-C devices.

Business Outlook - Fourth Quarter 2015:

•	Revenue for the fourth quarter of 2015 is expected to be approximately flat to plus or minus 3% on a non-GAAP basis, as compared to the third quarter of 2015.

•	Gross margin percentage for the fourth quarter of 2015 is expected to be approximately 57.0% plus or minus 2% on a non-GAAP basis.

•	Total operating expenses, excluding acquisition or restructuring related charges, are expected to be approximately $49 million plus or minus 3% on a non-GAAP basis for the fourth quarter of 2015.

•	Restructuring charges are expected to be approximately $7 million for the fourth quarter of 2015.

•	Acquisition related charges, including amortization of acquired intangible assets are expected to be approximately $9.5 million in the fourth quarter of 2015.

Investor Conference Call / Webcast Details:
Lattice Semiconductor will review the Company's financial results for the third quarter of 2015 and business outlook for the fourth quarter of 2015 on Thursday, October 29 at 5:00 p.m. Eastern Time. The conference call-in number is 1-888-286-6281 or 1-706-643-3761 with conference identification number 55654513. An accompanying presentation and live webcast of the conference call will also be available on Lattice's website at www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

A replay of the call will be available approximately 2 hours after the conclusion of the live call through 11:59 p.m. Eastern Time on December 29, 2015, by telephone at 1-404-537-3406. To access the replay, use conference identification number 55654513. A webcast replay will also be available on the investor relations section of www.latticesemi.com.

Forward-Looking Statements Notice:
The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Such forward-looking statements include statements relating to: our confidence that we will emerge even stronger when macro conditions improve; our belief that lowering our cost structure, delivering more world-class products to customers, and winning design opportunities continues to be the key to improved profitability and increased shareholder value; our belief that additional incremental savings will result from the recent action taken to balance our infrastructure; and those statements under the heading “Business Outlook - Fourth Quarter 2015” relating to expected revenue, gross margin, total operating expenses, restructuring charges, synergies and acquisition charges, including amortization of acquired intangible assets. Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology. Lattice believes the factors identified below could cause actual results to differ materially from the forward-looking statements.

Estimates of future revenue are inherently uncertain due to, among other things, the high percentage of quarterly “turns” business. In addition, revenue is affected by such factors as global economic conditions, which may affect customer demand, pricing pressures, competitive actions, the demand for our products, and in particular our iCE40™ and MachXO3L™ devices, the ability to supply products to customers in a timely manner, changes in our distribution relationships, or the volatility of our consumer business. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, including commodity costs, variations in manufacturing yields, the failure to sustain operational improvements, the actual amount of compensation charges due to stock price changes. Any unanticipated declines in revenue or gross margin, any unanticipated increases in our operating expenses or unanticipated charges could adversely affect our profitability. In addition, our results could vary due to our acquisition of Silicon Image. We have not had experience operating Silicon Image or projecting its operating results. The acquisition of another company carries inherent risks, including our discovering unknown liabilities or encountering unanticipated issues relating to integrating the business with ours. Any unanticipated declines in revenue or gross margin, any unanticipated increases in our operating expenses or unanticipated charges, including without limitation, restructuring charges, or issues with integrating Silicon Image, could adversely affect our profitability.

In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements in this press release include global economic uncertainty, overall semiconductor market conditions, market acceptance and demand for our new products, the Company's dependencies on its silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks, and the other risks that are described in this press release and that are otherwise described from time to time in our filings with the Securities and Exchange Commission. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:
Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the Company's consolidated financial information prepared under GAAP. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release. The Company's management believes that these non-GAAP measures provide a more meaningful representation of the Company’s ongoing financial performance than GAAP measures alone. In addition, the Company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor:
Lattice Semiconductor (NASDAQ: LSCC) is the global leader in smart connectivity solutions, providing market leading intellectual property and low-power, small form-factor devices that enable more than 8,000 global customers to quickly deliver innovative and differentiated cost and power efficient products. The Company’s broad end-market exposure extends from consumer electronics to industrial equipment, communications infrastructure and licensing.

Lattice was founded in 1983 and is headquartered in Portland, Oregon. In March 2015, the Company acquired Silicon Image, which is a leader in setting industry standards including the highly successful HDMI®, DVI™, MHL® and WirelessHD® standards.

For more information, visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, or RSS.

# # #

Lattice Semiconductor Corporation, Lattice (& design), L (& design), iCE40 and MachXO3L, and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.

GENERAL NOTICE: Other product names used in this publication are for identification purposes only and may be trademarks of their respective holders.

Lattice Semiconductor Corporation
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	October 3, 2015	July 4, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Revenue	$109,715	$106,460	$86,570	$304,772	$282,527
Costs and expenses:
Cost of sales	49,866	48,334	35,759	138,965	122,603
Research and development	37,619	39,552	22,053	104,813	65,594
Selling, general and administrative	23,819	28,189	17,645	73,096	55,226
Acquisition related charges	610	3,270	—	22,078	—
Restructuring	6,818	4,068	2	15,780	16
Amortization of acquired intangible assets	8,941	8,941	737	20,824	2,211
	127,673	132,354	76,196	375,556	245,650
(Loss) income from operations	(17,958)	(25,894)	10,374	(70,784)	36,877
Interest expense	(5,754)	(5,505)	—	(12,870)	(48)
Other (expense) income, net	(943)	(201)	53	(1,298)	1,316
(Loss) income before income taxes	(24,655)	(31,600)	10,427	(84,952)	38,145
Income tax expense	309	4,056	1,021	29,030	4,984
Net (loss) income	(24,964)	(35,656)	9,406	(113,982)	33,161
Net loss attributable to non-controlling interest	102	86	—	203	—
Net (loss) income attributable to common stockholders	$(24,862)	$(35,570)	$9,406	$(113,779)	$33,161

Net (loss) income per share:
Basic	$(0.21)	$(0.30)	$0.08	$(0.97)	$0.28
Diluted	$(0.21)	$(0.30)	$0.08	$(0.97)	$0.28

Shares used in per share calculations:
Basic	117,669	116,903	118,643	117,151	117,661
Diluted	117,669	116,903	120,970	117,151	120,449

Lattice Semiconductor Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 3, 2015	January 3, 2015
Assets
Current assets:
Cash, cash equivalents and short-term marketable securities	$118,446	$254,844
Accounts receivable, net	85,341	62,372
Inventories	79,027	64,925
Other current assets	16,662	16,281
Total current assets	299,476	398,422

Property and equipment, net	50,462	27,796
Other long-term assets	9,611	9,862
Intangible assets, net of amortization	180,285	9,537
Goodwill	280,209	44,808
Deferred income taxes	3,754	20,105
	$823,797	$510,530

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$85,914	$45,800
Current portion of long-term debt	407	—
Deferred income and allowances on sales to sell-through distributors and deferred license revenue	21,639	14,946
Total current liabilities	107,960	60,746

Long-term debt	338,097	—
Other long-term liabilities	31,676	8,809
Total liabilities	477,733	69,555

Redeemable non-controlling interest	7,529	—

Stockholders' equity	338,535	440,975
	$823,797	$510,530

Lattice Semiconductor Corporation
- Supplemental Historical Financial Information -
(unaudited)

	Three Months Ended			Nine Months Ended
	October 3, 2015	July 4, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Operations Information
Percent of Revenue
Gross Margin	54.5%	54.6%	58.7%	54.4%	56.6%
R&D Expense	34.3%	37.2%	25.5%	34.4%	23.2%
SG&A Expense	21.7%	26.5%	20.4%	24.0%	19.5%
Depreciation and amortization (in thousands)	17,553	17,459	5,240	42,916	16,873
Capital expenditures (in thousands)	4,552	4,155	1,998	11,585	6,873
Stock-based compensation (in thousands)	4,199	4,979	3,134	12,562	9,544
Stock-based compensation included in acquisition related charges (in thousands)	402	—	—	4,293	—
Restructuring and severance related charges (in thousands)	6,818	4,068	76	15,780	569
Severance costs included in acquisition related charges (in thousands)	—	—	—	4,017	—
Taxes paid (cash, in thousands)	2,291	2,049	292	5,403	1,090
Balance Sheet Information
Current Ratio	2.8	2.8	6.4
A/R Days Revenue Outstanding	71	66	52
Inventory Months	4.8	5.0	5.6
Revenue% (by Geography)
Asia	79%	78%	73%	76%	74%
Europe (incl. Africa)	12%	13%	17%	14%	16%
Americas	9%	9%	10%	10%	10%
Revenue% (by End Market) (1)
Communications	26%	23%	41%	28%	42%
Consumer	33%	37%	23%	31%	27%
Industrial	31%	31%	36%	33%	31%
Licensing	10%	9%	—%	8%	—%
Revenue% (by Channel)
Sell-through distribution	46%	43%	51%	45%	44%
Direct	54%	57%	49%	55%	56%

(1) During the second quarter of fiscal 2014, the Company condensed its End Market categories. All periods presented have been revised accordingly.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	October 3, 2015	July 4, 2015	September 27, 2014	October 3, 2015	September 27, 2014

GAAP Revenue	$109,715	$106,460	$86,570	$304,772	$282,527
Fair Value Adjustment To Deferred Revenue From Purchase Accounting	361	2,921	—	5,091	—
Non-GAAP Revenue	$110,076	$109,381	$86,570	$309,863	$282,527

GAAP Cost of Products Sold	$49,866	$48,334	$35,759	$138,965	$122,603
Fair Value Adjustment To Deferred Revenue From Purchase Accounting	47	805	—	1,496	—
Inventory Step-Up Expense	(716)	(1,605)	—	(5,362)	—
Stock-Based Compensation - Gross Margin	(406)	(398)	(210)	(1,044)	(587)
Non-GAAP Cost of Products Sold	$48,791	$47,136	$35,549	$134,055	$122,016

GAAP Gross Margin	$59,849	$58,126	$50,811	$165,807	$159,924
Fair Value Adjustment To Deferred Revenue From Purchase Accounting	314	2,116	—	3,595	—
Inventory Step-Up Expense	716	1,605	—	5,362	—
Stock-Based Compensation - Gross Margin	406	398	210	1,044	587
Non-GAAP Gross Margin	$61,285	$62,245	$51,021	$175,808	$160,511
Non-GAAP Gross Margin %	55.7%	56.9%	58.9%	56.7%	56.8%

GAAP Operating Expenses	$77,807	$84,020	$40,437	$236,591	$123,047
Restructuring	(6,818)	(4,068)	(2)	(15,780)	(16)
Acquisition Related Charges (1)	(610)	(3,270)	—	(22,078)	—
Amortization of Acquired Intangible Assets	(8,941)	(8,941)	(737)	(20,824)	(2,211)
Stock-Based Compensation - Operations	(3,793)	(4,581)	(2,924)	(11,518)	(8,957)
Non-GAAP Operating Expenses	$57,645	$63,160	$36,774	$166,391	$111,863

GAAP (Loss) Income from Operations	$(17,958)	$(25,894)	$10,374	$(70,784)	$36,877
Fair Value Adjustment To Deferred Revenue From Purchase Accounting	314	2,116	—	3,595	—
Inventory Step-Up Expense	716	1,605	—	5,362	—
Stock-Based Compensation - Gross Margin	406	398	210	1,044	587
Restructuring	6,818	4,068	2	15,780	16
Acquisition Related Charges (1)	610	3,270	—	22,078	—
Amortization of Acquired Intangible Assets	8,941	8,941	737	20,824	2,211
Stock-Based Compensation - Operations	3,793	4,581	2,924	11,518	8,957
Non-GAAP (Loss) Income from Operations	$3,640	$(915)	$14,247	$9,417	$48,648

(1) Includes stock-based compensation and severance costs related to change in control.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	October 3, 2015	July 4, 2015	September 27, 2014	October 3, 2015	September 27, 2014

GAAP (Loss) Income before Income Taxes	$(24,655)	$(31,600)	$10,427	$(84,952)	$38,145
Fair Value Adjustment To Deferred Revenue From Purchase Accounting	314	2,116	—	3,595	—
Inventory Step-Up Expense	716	1,605	—	5,362	—
Stock-Based Compensation - Gross Margin	406	398	210	1,044	587
Restructuring	6,818	4,068	2	15,780	16
Acquisition Related Charges (1)	610	3,270	—	22,078	—
Amortization of Acquired Intangible Assets	8,941	8,941	737	20,824	2,211
Stock-Based Compensation - Operations	3,793	4,581	2,924	11,518	8,957
Non-GAAP (Loss) Income before Income Taxes	$(3,057)	$(6,621)	$14,300	$(4,751)	$49,916

GAAP Income Tax Expense	$309	$4,056	$1,021	$29,030	$4,984
Non-cash Income Tax Expense	1,982	(2,007)	(729)	(23,627)	(3,894)
Non-GAAP Income Tax Expense	$2,291	$2,049	$292	$5,403	$1,090

GAAP Net (Loss) Income Attributable to Common Stockholders	$(24,862)	$(35,570)	$9,406	$(113,779)	$33,161
Fair Value Adjustment To Deferred Revenue From Purchase Accounting	314	2,116	—	3,595	—
Inventory Step-Up Expense	716	1,605	—	5,362	—
Stock-Based Compensation - Gross Margin	406	398	210	1,044	587
Restructuring	6,818	4,068	2	15,780	16
Acquisition Related Charges (1)	610	3,270	—	22,078	—
Amortization of Acquired Intangible Assets	8,941	8,941	737	20,824	2,211
Stock-Based Compensation - Operations	3,793	4,581	2,924	11,518	8,957
Non-cash Income Tax Expense	(1,982)	2,007	729	23,627	3,894
Non-GAAP Net (Loss) Income Attributable to Common Stockholders	$(5,246)	$(8,584)	$14,008	$(9,951)	$48,826

(1) Includes stock-based compensation and severance costs related to change in control.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	October 3, 2015	July 4, 2015	September 27, 2014	October 3, 2015	September 27, 2014

GAAP Net (Loss) Income per Share - Basic	$(0.21)	$(0.30)	$0.08	$(0.97)	$0.28
Cumulative Effect of Non-GAAP Adjustments	0.17	0.23	0.04	0.89	0.13
Non-GAAP Net (Loss) Income per Share - Basic	$(0.04)	$(0.07)	$0.12	$(0.08)	$0.41

GAAP Net (Loss) Income per Share - Diluted	$(0.21)	$(0.30)	$0.08	$(0.97)	$0.28
Cumulative Effect of Non-GAAP Adjustments	0.17	0.23	0.04	0.89	0.13
Non-GAAP Net (Loss) Income per Share - Diluted	$(0.04)	$(0.07)	$0.12	$(0.08)	$0.41

Shares Used In Per Share Calculations:
Basic	117,669	116,903	118,643	117,151	117,661
Diluted	117,669	116,903	120,970	117,151	120,449